                                                                   Exhibit 11.1
                                                                  --------------

                            FSI INTERNATIONAL, INC.
                    COMPUTATION OF INCOME PER COMMON SHARE

                                                    QUARTERS ENDED:                    NINE MONTHS ENDED:
                                             -------------------------------      ------------------------------
                                             May 25, 1996       May 27, 1995      May 25, 1996      May 27, 1995
                                             -------------------------------      ------------------------------
PRIMARY:

AVERAGE SHARES OUTSTANDING                     22,179,731         18,800,586        22,116,311        16,361,024

NET EFFECT OF DILUTIVE STOCK
OPTIONS AND WARRANTS -- BASED ON
THE TREASURY STOCK METHOD                         881,582          1,429,199         1,051,117         1,309,113
                                              -----------        -----------       -----------       -----------

TOTAL                                          23,061,313         20,229,785        23,167,428        17,670,137
                                              ===========        ===========       ===========       ===========

NET INCOME                                    $ 5,756,471        $ 5,487,984       $22,069,934       $13,740,642
                                              ===========        ===========       ===========       ===========

PRIMARY PER SHARE AMOUNTS                     $      0.25        $      0.27       $      0.95       $      0.78
                                              ===========        ===========       ===========       ===========





FULLY DILUTED:

AVERAGE SHARES OUTSTANDING                    22,179,731        18,800,586         22,116,311       16,361,024

NET EFFECT OF DILUTIVE STOCK
OPTIONS AND WARRANTS -- BASED ON
THE TREASURY STOCK METHOD                        867,038         1,475,551            963,636        1,381,497
                                             -----------       -----------        -----------      -----------

TOTAL                                         23,046,769        20,276,137         23,079,947       17,742,521
                                             ===========       ===========        ===========      ===========

NET INCOME                                   $ 5,756,471       $ 5,487,984        $22,069,934      $13,740,642
                                             ===========       ===========        ===========      ===========

FULLY DILUTED PER SHARE AMOUNTS              $      0.25       $      0.27        $      0.96      $      0.77
                                             ===========       ===========        ===========      ===========
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